UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 13, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 – Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 – Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events

On January 13, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST 2003 YEAREND EARNINGS ON TUESDAY, JANUARY 20, 2004

HONOLULU – Hawaiian Electric Industries, Inc. (NYSE – HE) announced that its 2003 yearend earnings will be released on January 20, 2004, before the market opens. The Company will also conduct an audio webcast to review its yearend earnings on Tuesday, January 20, 2004, at 12:00 noon EST. The event can be accessed through HEI’s website at http://www.hei.com.

An online replay will be available at the same website beginning about two hours after the event and continuing through Tuesday, February 3, 2004.

Representing management will be Robert F. Clarke, chairman, president and chief executive officer, Hawaiian Electric Industries, Inc.; T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.; Constance H. Lau, president and chief executive officer, American Savings Bank, F.S.B.; and Eric K. Yeaman, financial vice president, treasurer and chief financial officer, Hawaiian Electric Industries, Inc.

HEI strives to provide value to its shareholders, its customers and the Hawaii community through a unique combination of operating companies – a utility and a bank. HEI provides electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI ) Date: January 13, 2004	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO) Date: January 13, 2004

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